Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Openwave Systems Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No.333-109547) and Form S-8 (Nos. 333-163480, 333-156444, 333-140691, 333-131008, 333-128926, 333-115081, 333-97925, 333-84522, 333-67200, 333-67186, 333-54726, 333-46142, 333-40850, 333-40840, 333-36832, 333-35394 and 333-81215) of Openwave Systems Inc. of our report dated September 7, 2010 with respect to the consolidated balance sheets of Openwave Systems Inc. and subsidiaries (the Company) as of June 30, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2010, and the effectiveness of internal control over financial reporting as of June 30, 2010, which report appears in the June 30, 2010 annual report on Form 10-K of Openwave Systems Inc.

As discussed in Note 8 to the consolidated financial statements, the Company adopted the provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures, effective April 1, 2009.

/s/ KPMG LLP

Mountain View, California

September 7, 2010